Exhibit 3.2

FIFTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ALTA MESA HOLDINGS GP, LLC

(A Texas Limited Liability Company)

August 16, 2017

THE MEMBERSHIP INTERESTS REFERENCED HEREIN HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. WITHOUT REGISTRATION, THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT ON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR THE TRANSFER, OR THE SUBMISSION TO THE COMPANY OF OTHER EVIDENCE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATIONS PROMULGATED THEREUNDER. ADDITIONALLY, ANY SALE OR OTHER TRANSFER OF MEMBERSHIP INTERESTS IS SUBJECT TO CERTAIN RESTRICTIONS THAT ARE SET FORTH IN THIS AGREEMENT.

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS		1
1.1	Definitions	1
1.2	Other Definitional Provisions	4

ARTICLE II. FORMATION		4

2.1	Name and Formation	4
2.2	Principal Place of Business	4
2.3	Registered Office and Agent	4
2.4	Duration	4
2.5	Purposes and Powers	4

ARTICLE III. MEMBER MATTERS; CAPITALIZATION; TRANSFER RESTRICTIONS		4

3.1	Members and Rights of Membership Interests	4
3.2	Liability of the Members	5
3.3	Annual and Special Meetings	5
3.4	Actions Without a Meeting	5
3.5	Limitations on Transfers	5
3.6	Certificates	6

ARTICLE IV. DISTRIBUTIONS		7

4.1	Distributions	7
4.2	Limitation Upon Distribution	7

ARTICLE V. CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS		8

5.1	Class A Member Contribution	8
5.2	Subsequent Capital Contributions	8

ARTICLE VI. MANAGEMENT BY BOARD		8

6.1	General	8
6.2	Composition	8
6.3	Officers	8
6.4	Waiver of Fiduciary Duties	10

ARTICLE VII. BOOKS, ACCOUNTS AND INFORMATION		10

7.1	Records and Reports	10
7.2	Returns and Other Elections	10

ARTICLE VIII. DISSOLUTION AND TERMINATION		11

8.1	Dissolution	11
8.2	Distribution of Assets Upon Dissolution	11
8.3	Articles of Dissolution	11

ARTICLE IX. MISCELLANEOUS PROVISIONS		11

9.1	Amendments	11
9.2	Confidentiality	11
9.3	Notices	12

i

9.4	Entire Agreement	12
9.5	Further Assurances	12
9.6	Tax Matters	12
9.7	Governing Law; Severability; Jurisdiction	13
9.8	Binding Effect	14
9.9	Severability	14
9.10	Time of the Essence	15
9.11	No Third Party Beneficiaries	15
9.12	Counterparts	15

Exhibit A Company and Member Information

ii

FIFTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ALTA MESA HOLDINGS GP, LLC

(A Texas Limited Liability Company)

This Fifth Amended and Restated Limited Liability Company Agreement (this “Agreement”) of Alta Mesa Holdings GP, LLC, a Texas limited liability company (the “Company”), is entered into by and between the members set forth in Exhibit A (the “Members”), as of August 16, 2017 (the “Effective Date”).

RECITALS

WHEREAS, the Company was formed as a manager-managed limited liability company under the laws of the State of Texas by filing articles of organization (as amended from time to time, the “Articles of Organization”) with the Texas Secretary of State on September 26, 2005;

WHEREAS, prior to the Effective Date, the Company has been governed by the Fourth Amended and Restated Limited Liability Company Agreement of the Company dated February 24, 2017 (the “Predecessor Agreement”); and

WHEREAS, the Members now desire to amend and restate the Predecessor Agreement pursuant to Section 9.1 thereof on the terms set forth herein to reflect, among other things, (i) that holders of Class A Units are entitled to one hundred percent (100%) of the economic rights with respect to the Company and holders of Class B Units are entitled to one hundred percent (100%) of the voting rights with respect to the Company and (ii) certain changes in ownership of the Company;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Predecessor Agreement is hereby amended and restated to read as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. The following terms used in this Agreement shall have the following meaning:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with that Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning ascribed to it in the Preamble.

“Applicable Laws” means any applicable law, statute, ordinance, rule, regulation, decision, order or determination of any governmental authority.

“Articles of Organization” has the meaning ascribed to it in the Recitals.

“Bayou City” shall mean, collectively, BCE-MESA Holdings, LLC, a Delaware limited liability company, and BCE-AMH Holdings, LLC, a Delaware limited liability company, both of which are under the control (as such term is defined in the definition of “Affiliate”) of Bayou City Energy Management LLC, a Delaware limited liability company.

“Board” has the meaning ascribed to it in Section 6.1.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York or Texas are authorized or required by law or executive order to close.

“Capital Contributions” means any contribution to the capital of the Company in cash or property by the Members whenever made.

“Class A Member” means each Person holding Class A Units, any successor or successors to all or any part of any such Person’s Class A Units, or any other Person admitted as a Class A Member of the Company pursuant to this Agreement, each in the capacity as a Class A Member of the Company, solely with respect to that Class A Member’s Class A Units.

“Class A Units” has the meaning ascribed to it in Section 3.1(a).

“Class B Member” means each Person holding Class B Units, any successor or successors to all or any part of any such Person’s Class B Units, or any other Person admitted as a Class B Member of the Company pursuant to this Agreement, each in the capacity as a Class B Member of the Company, solely with respect to that Class B Member’s Class B Units.

“Class B Units” has the meaning ascribed to it in Section 3.1(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning ascribed to it in the Preamble.

“Control Group Holders” shall mean each of Bayou City, HPS Investment Partners, LLC, a Delaware limited liability company, Michael E. Ellis, an individual, and Harlan H. Chappelle, an individual.

“Effective Date” has the meaning ascribed to it in the Preamble.

“High Mesa” shall mean High Mesa Holdings, LP, a Delaware limited partnership.

“High Mesa Interests” has the meaning ascribed to it in Section 3.5(b)(i).

“HMI” means High Mesa, Inc., a Delaware corporation.

“Indenture” has the meaning ascribed to it in Section3.5(b)(ii).

“Majority Board Consent” means, as of any determination date, the affirmative vote of the Managers then constituting more than fifty percent (50%) of the Board based on the number of Managers at a duly called and convened meeting of the Board or the affirmative written consent in lieu of a meeting executed by the Managers then constituting more than fifty percent (50%) of the Board based on the number of Managers.

“Managers” has the meaning ascribed to it in Section 6.2.

“Members” has the meaning ascribed to it in the Preamble.

“Partnership” means Alta Mesa Holdings, LP, a Texas limited partnership.

“Permitted Holder” has the meaning set forth in the Indenture.

“Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization, other entity or government or any agency or political subdivision thereof.

“Predecessor Agreement” has the meaning ascribed to it in the Recitals.

“Representatives” has the meaning set forth in Section 9.2(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Tax Matters Member” has the meaning ascribed to it in Section 9.6(a).

“TBOC” means the Texas Business Organizations Code, as the same may be amended from time to time.

“Transfer” means, with respect to any Units, any assignment, sale, transfer, conveyance, pledge, grant of an option or other disposition or act of alienation of such or of any interest therein, whether voluntary or involuntary or by operation of law.

“Units” means the Class A Units and Class B Units, collectively, representing the ownership interest of a Member in the Company, and includes any and all rights, benefits and privileges to which such Member is entitled in his capacity as a Member of the Company as provided in this Agreement, the TBOC or otherwise, together with all obligations, duties and liabilities imposed on such Member in his capacity as a Member of the Company as provided in this Agreement, the TBOC or otherwise and any “Unit” shall refer to any one of the foregoing.

“Voting Agreement” means that certain Voting Agreement by and among the Company and each Class B Member dated the Effective Date.

1.2 Other Definitional Provisions. All terms used in this Agreement which are not defined in this Article I have the meanings contained elsewhere in this Agreement. Defined terms used herein in the singular shall include the plural and vice versa.

ARTICLE II.

FORMATION

2.1 Name and Formation. The name of the Company is “Alta Mesa Holdings GP, LLC”. The Company was formed as a Texas limited liability company on September 26, 2005.

2.2 Principal Place of Business. The principal office and place of business of the Company are set forth on Exhibit A. The Company may locate its place of business and principal office at any other place or places as the Board or officers of the Company may from time to time deem necessary or advisable.

2.3 Registered Office and Agent. The registered office and registered agent of the Company shall be the registered office and registered agent named in the Articles of Organization and set forth on Exhibit A. The Company may change the registered office and registered agent as the Board may from time to time deem necessary or advisable.

2.4 Duration. The period of duration of the Company is perpetual from the date its Articles of Organization were filed with the Secretary of State of Texas, unless the Company is earlier dissolved in accordance with either the provisions of this Agreement or the TBOC.

2.5 Purposes and Powers.

(a) The purposes for which the Company is organized is to acquire and own a partnership interest in the Partnership and to serve as the general partner thereof, and to transact any or all lawful business incidental or related thereto for which limited liability companies may be organized under the TBOC.

(b) The Company shall have any and all powers which are necessary or desirable to carry out the purposes and business of the Company, to the extent the same may be legally exercised by limited liability companies under the TBOC.

ARTICLE III.

MEMBER MATTERS; CAPITALIZATION; TRANSFER RESTRICTIONS

3.1 Members and Rights of Membership Interests.

(a) The membership interests in the Company shall be represented by Class A membership interests (the “Class A Units”) and Class B membership interests (the “Class B Units”), each with the rights, interests and obligations set forth herein. The Class A Member shall be the owner of all of the Class A Units and shall have and may exercise in accordance with this Agreement all of the rights and powers, and shall have all of the obligations, of the Class A

Units. Subject to the termination of all rights, powers and obligations afforded to the Class B Members under this Agreement as contemplated in Section 3.5(b), the Class B Members shall be the owners of all of the Class B Units, and shall have and may exercise in accordance with this Agreement all of the rights and powers, and shall have all of the obligations, of the Class B Units.

(b) The Class A Units shall have 100% of the economic interests in the Company and each item of income, gain, loss, deduction and credit of the Company shall be allocated and distributed to the Class A Member in the manner and at the times provided for in this Agreement. Subject to Section 3.5(b)(ii), the Class A Units shall be non-voting Units.

(c) Subject to Section 3.5(b)(ii), the Class B Units shall have 100% of the voting interests in the Company. The Class B Units shall have no economic interest in the Company and shall not be entitled to receive any allocation or distribution of any item of income, gain, loss, deduction and credit of the Company.

(d) Subject to the terms of the Voting Agreement, any action requiring approval of the Members shall require the approval of Class B Members who, in the aggregate, own more than fifty percent (50%) of the Class B Units.

3.2 Liability of the Members. The Members shall not be liable for the debts, liabilities or obligations of the Company in excess of their respective Capital Contributions.

3.3 Annual and Special Meetings. Annual and special meetings of the Members for the transaction of such business as may properly come before the meeting shall be held at such place, time and date as shall be agreed by the Members from time to time.

3.4 Actions Without a Meeting. Notwithstanding any provision contained in this Article III, all actions of the Members provided for herein may be taken by written consent without a meeting. Any such action which may be taken by the Members without a meeting shall be effective only if the written consent or consents are in writing, set forth the action so taken, and are signed by the number of Members constituting not less than the minimum amount of Members that would be necessary to take such action at a meeting at which the Members entitled to vote on the action were present and voted.

3.5 Limitations on Transfers.

(a) General. No Member shall Transfer any of its Units without the prior written consent of the Board; provided, however, that (i) no Class B Member that is also a Control Group Holder shall Transfer any of its Units, other than to the Company pursuant to Section 3.5(b) and (ii) upon any Transfer of Units by High Mesa, High Mesa shall simultaneously assign its rights and obligations under the Voting Agreement to the applicable transferee.

(b) Forfeiture of Class B Units.

(i) Notwithstanding anything to the contrary contained herein, if at any time a Class B Member that is also a Control Group Holder no longer directly or indirectly holds (including through the ownership of equity interests in HMI) and none of its Affiliates (excluding HMI) holds any partnership interests in High Mesa (such partnership interests being referred to herein as “High Mesa Interests”), that Class B Member shall automatically and without any further action of any party hereto forfeit all of its Class B Units to the Company for no consideration; provided, that, in the event that there is only one (1) remaining Class B Member that is also a Control Group Holder, that Class B Member shall not be permitted to dispose of its Class B Units except with the prior written consent of the Class A Member.

(ii) Notwithstanding anything to the contrary contained herein, if either (A) the Company has been released from that certain Indenture dated as of December 8, 2016 among Alta Mesa Holdings, LP, Alta Mesa Finance Services Corp., the subsidiary guarantors party thereto and U.S. Bank, National Association as trustee, as amended, restated or modified from time to time (the “Indenture”), pursuant to the terms thereof, (B) the “change of control” covenants have been removed from the Indenture or (C) the Class A Member is considered a Permitted Holder under the Indenture, each of the Class B Members shall automatically and without any further action of any party hereto forfeit all of its Class B Units to the Company for no consideration, and all voting power with respect to the Company (including, for the avoidance of doubt, the right to appoint the Managers) shall be held exclusively by the Class A Member and the Voting Agreement shall automatically terminate.

3.6 Certificates.

(a) The Company shall provide each owner of membership interests in the Company a certificate in such form as is approved by the Company and conforms with Applicable Law, certifying the membership interests owned by it. Further, for purposes of providing for transfer of, perfecting a lien or encumbrance in, and other relevant matters related to a membership interest, a membership interest will be deemed to be a “security” subject to the rules set forth in Chapters 8 and 9 of the Texas Uniform Commercial Code and any similar Uniform Commercial Code provision adopted by any other relevant jurisdiction.

(b) In the absence of a more restrictive legend, all certificates evidencing membership interests will be stamped or typed in a conspicuous place with the following legend:

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. WITHOUT REGISTRATION, THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT ON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR THE TRANSFER, OR THE SUBMISSION TO THE COMPANY OF OTHER EVIDENCE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATIONS PROMULGATED THEREUNDER.

ANY SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR DISPOSITION OF THE MEMBERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE OR ANY INTEREST THEREIN IS SUBJECT TO THE TERMS AND PROVISIONS OF THE COMPANY’S LIMITED LIABILITY COMPANY AGREEMENT (AS MAY BE AMENDED AND/OR RESTATED FROM TIME TO TIME).

(c) The Company may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the Person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Company may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or its legal representative, to advertise the same in such manner as it will require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

(d) Upon surrender to the Company or its transfer agent, if any, of a certificate representing membership interests duly endorsed or accompanied by proper evidence of succession, assignation or transfer in accordance with this Agreement and of the payment of all taxes applicable to the transfer of said membership interest, the Company will be obligated to issue a new certificate to the Person entitled thereto, cancel the old certificate and record the transaction upon its books, provided, however, that the Company will not be so obligated unless such transfer was made in compliance with the provisions of this Agreement and any applicable state and federal laws.

(e) The Company will be entitled to recognize the exclusive right of a Person registered on its books as the owner of the indicated membership interests and will not be bound to recognize any equitable or other claim to or interest in such membership interests on the part of any Person other than such registered owner, whether or not it will have express or other notice thereof, except as otherwise provided by law.

ARTICLE IV.

DISTRIBUTIONS

4.1 Distributions. Subject to Section 4.2 and the other provisions of this Agreement, the Company shall make distributions to the Class A Member at such times as determined by the Board.

4.2 Limitation Upon Distribution. No distribution shall be declared and paid unless, if after the distribution is made, the value of assets of the Company would exceed the liabilities of the Company, except liabilities to the Class A Member on account of its Capital Contributions.

ARTICLE V.

CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS.

5.1 Class A Member Contribution. The Class A Member has contributed cash or property to the Company in the amount set forth as the Capital Contribution of such Member on the books and records of the Company.

5.2 Subsequent Capital Contributions. Notwithstanding anything to the contrary contained herein, no Member shall be permitted or required to make any Capital Contribution to the Company without the consent of the Board.

ARTICLE VI.

MANAGEMENT BY BOARD

6.1 General. The management of the Company is reserved to a board of managers (the “Board”). The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board, which shall make all decisions and take all actions for the Company in its individual capacity and in its capacity as general partner of the Partnership. Notwithstanding any provision contained in this Article IV, all actions of the Managers provided for herein may be taken by written consent without a meeting, or any meeting thereof may be held by means of a conference telephone. Any such action that may be taken by the Managers without a meeting shall be effective only if the written consent or consents are in writing, set forth the action so taken, and are signed by the number of Managers constituting not less than the minimum amount of Managers that would be necessary to take such action at a meeting at which the Managers entitled to vote on the action were present and voted.

6.2 Composition. The Board shall be comprised of a number of managers (each a “Manager” and collectively the “Managers”) determined by the Class B Members, each of whom shall be appointed by the Class B Members. So long as High Mesa is a Class B Member, the Class B Members shall cause (a) the authorized and actual number of Managers serving on the Board to be the same as the authorized and actual number of directors serving on the board of directors of HMI and (b) the composition of the Board to be the same as the composition of the board of directors of HMI. Subject to the foregoing, any Manager may be removed at any time, with or without cause, by the Class B Members.

6.3 Officers.

(a) The Board may appoint such officers of the Company as it deems necessary. Each officer shall be appointed for such term and shall exercise such powers, perform such duties and have such authority as determined from time to time by the Board. The Board may appoint a Chief Executive Officer, President, one or more Vice Presidents, a Secretary, Treasurer, Chief Financial Officer and any other officers or assistant officers as it deems appropriate. Any two or more offices may be held by the same person.

(b) Except as modified by the Board by written resolution, officers will have such powers and duties generally pertaining to their offices and such powers and duties as conferred by this Agreement.

(i) Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the Members and exercise and perform such other powers and duties as may from time to time be assigned to the Chief Executive Officer by the Board or by this Agreement.

(ii) President. The President of the Company, subject to the control of the Board, shall have the responsibility for the general direction of the affairs of the Company, and general supervision over its other officers, responsibility for the general direction of the operational affairs of the Company, and general overall responsibility for the day-to-day operations of the Company. The President may sign in the name of the Company (1) all contracts or other instruments authorized by the Board and (2) all contracts or instruments in the usual and regular course of business of the Company, except in cases where the signing thereof shall be expressly delegated by the Board or by this Agreement to another officer or agent of the Company or when the Board shall have expressly provided that the President shall not have such authority. In addition, the President shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him or her by the Board or as prescribed by this Agreement.

(iii) Vice Presidents. At the request of the President, or in his or her absence or disability, the Vice Presidents, in the order of their election, shall perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. The Vice Presidents shall perform such duties and exercise such powers as may from time to time be assigned to them by the Board or the President.

(iv) Secretary. The Secretary shall keep the minutes of all meetings of the Members and shall have general charge of such books and records of the Company as the Board may direct, and in general shall perform all duties and exercise all powers incident to the office of Secretary and such other duties and powers as the Board or the President may from time to time assign to or confer on the Secretary.

(v) Treasurer. The Treasurer shall have control of and shall be responsible for all matters pertaining to the accounts and finances of the Company and shall direct the manner of certifying the same, including the manner of keeping all vouchers for payments by the Company and all other documents relating to such payments; all operating and financial statements of the Company and its various committees; the books of account of the Company, their arrangements and classification; the accounting and auditing practices of the Company; all matters relating to taxation; the care and custody of all monies, funds and securities of the Company; and the collection of all accounts and the maintenance of full and accurate accounts of all receipts, disbursements and contributions of the Company. The Treasurer shall have the power to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange or other commercial papers payable to the Company, and to give proper receipts or discharges for all payments to the Company. The Treasurer shall perform such duties and exercise such powers, as are incident to the Office of Treasurer and such other duties and powers as the Board or the President may from time to time assign to or confer on the Treasurer.

(vi) Chief Financial Officer. The Chief Financial Officer shall have the duty of oversight over all Company financial matters, including supervision over the duties of the Treasurer and controller of the Company. The Chief Financial Officer shall perform such duties and exercise such powers as are incident to the office of Chief Financial Officer, and such other duties and powers as the Board or the President may from time to time to assign to or confer on the President.

(c) Subject to the other provisions of this Agreement, the compensation of all officers of the Company shall be fixed by the Board.

(d) Each officer of the Company shall hold office until his successor is chosen and qualified or until his death, resignation or removal from office. Any officer appointed by the Board may be removed either with or without cause by the Board at any time, but such removal shall be without prejudice to the contractual rights, if any, of the individual so removed. If for any reason an officer’s position becomes vacant, the vacancy may be filled by the Board.

6.4 Waiver of Fiduciary Duties. This Agreement is not intended to, and does not, create or impose any fiduciary duty on the Managers or Members. The Members and Managers may engage in, and possess interests in, other businesses, activities, ventures, enterprises and investments of any and every type and description, with no duty or obligation (i) to refrain from engaging in such activities, (ii) to offer the right to participate in such activities to the Company or (iii) to account to, or to share the results or profits of such activities with the Company. Any doctrine of “company opportunity” or similar doctrine is hereby expressly disclaimed. The Members hereby waive any and all fiduciary duties that, absent such waiver, may be implied by law, and in doing so, recognize, acknowledge and agree that their duties and obligations to one another and to the Company are only as expressly set forth in this Agreement or the non-waivable provisions of applicable law.

ARTICLE VII.

BOOKS, ACCOUNTS AND INFORMATION

7.1 Records and Reports. The Company shall maintain records and accounts of all operations and expenditures of the Company and all records required to be maintained pursuant to the TBOC.

7.2 Returns and Other Elections. The Board shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business.

ARTICLE VIII.

DISSOLUTION AND TERMINATION

8.1 Dissolution.

(a) The Company shall be dissolved upon the Majority Board Consent.

(b) Upon dissolution of the Company, the business and affairs of the Company shall be wound up, and the assets of the Company shall be liquidated under this Article VIII.

(c) Dissolution of the Company shall be effective as of the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until there has been a winding up of the Company’s business and affairs, and the assets of the Company have been distributed as provided in Section 8.2.

(d) Upon dissolution of the Company, the Members may cause any part or all of the assets of the Company to be sold in such manner as the Members shall determine in an effort to obtain the best prices for such assets; provided, however that the Members may distribute assets of the Company in kind to the extent practicable.

8.2 Distribution of Assets Upon Dissolution. In settling accounts after dissolution, the assets of the Company shall be paid in the following order:

(a) First, to creditors, in the order of priority as provided by applicable law, except those to any Member on account of its Capital Contributions; and

(b) Second, any remainder shall be distributed to the Class A Member.

8.3 Articles of Dissolution. When all liabilities and obligations of the Company have been paid or discharged, or adequate provision has been made therefor, and all of the remaining property and assets of the Company have been distributed to the Class A Member, the Articles of Dissolution shall be executed on behalf of the Company by the appropriate officer of the Company and shall be filed with the Secretary of State of Texas, and the appropriate officer of the Company shall execute, acknowledge and file any and all other instruments necessary or appropriate to reflect the dissolution and termination of the Company.

ARTICLE IX.

MISCELLANEOUS PROVISIONS

9.1 Amendments. This Agreement and the Articles of Organization may be amended, supplemented or restated only upon obtaining the approval of Class B Members who, in the aggregate, own more than fifty percent (50%) of the Class B Units. Upon obtaining the approval of such Class B Members to any amendment to the Articles of Organization, the appropriate officer of the Company shall cause Articles of Amendment to be prepared, executed and filed in accordance with the TBOC.

9.2 Confidentiality. Each Member agrees that, except as required by law or consented to in writing by the Company, it will, and will cause its directors, officers, employees, representatives and/or agents (collectively, “Representatives”) to, keep strictly confidential all information concerning the Company or its business, properties or plans; provided, however, that the foregoing shall not apply to (a) any information that is or becomes generally available to the public (other than as a result of a disclosure directly or indirectly by such Member or its Representatives in violation hereof), (b) any disclosure of information to the investors, limited partners or potential investors of any Member as such Member may reasonably deem necessary or appropriate, (c) any information the disclosure of which is required by law, provided that the Member promptly notifies the Company of, and takes reasonable steps to minimize the extent of, any such required disclosure or (d) any disclosure of information to lenders or prospective or permitted assignees of any Member, provided that any such lender or prospective or permitted assignee has agreed in writing to be bound by, or is already bound by, confidentiality obligations reasonably comparable in the aggregate to the provisions contained in this Section 9.2.

9.3 Notices.

(a) Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered or mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the address set forth on Exhibit A (or any other address that any such party may designate by written notice to the other parties).

(b) Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by certified mail, be deemed received upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail, as the case may be; and shall, if delivered by nationally recognized overnight delivery service, be deemed received upon the first Business Day after the date of deposit with the delivery service.

(c) Whenever any notice is required to be given by applicable law, the Articles of Organization or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

9.4 Entire Agreement. This Agreement, the Exhibit thereto and the Voting Agreement embody the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all prior agreements or understandings (whether written or oral), with respect to the subject matter hereof. This Agreement amends and restates the Predecessor Agreement in its entirety.

9.5 Further Assurances. In connection with this Agreement, the Company and each Member shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties as expressed herein.

9.6 Tax Matters.

(a) The Class A Member and Class B Members hereby agree to treat, for federal income tax purposes, the Company as an entity disregarded as separate from its owner, the Class A Member, and shall not take any position inconsistent with such treatment.

(b) As such the Class A Member shall be the responsible party for all tax matters on behalf of the Company (the “Tax Matters Member”), and shall timely file or cause to be filed all tax returns required to be filed by the Company and pay or cause to be paid any taxes due or payable with respect to the Company. The Tax Matters Member is responsible for and authorized to take such actions and to execute and file all statements and forms on behalf of the Company which may be permitted or required by the applicable provisions of the Code or Treasury Regulations issued thereunder. The Tax Matters Member shall have full and exclusive power and authority on behalf of the Company to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Tax Matters Member shall keep the other Members informed as to the status of any audit of the Company’s tax affairs.

9.7 Governing Law; Severability; Jurisdiction.

(a) Governing Law. This Agreement and any claim, controversy or dispute arising under or related in any way to this Agreement, the transactions leading to this Agreement or contemplated hereby, and/or the interpretation and enforcement of the rights and duties of the parties hereunder or related in any way to the foregoing, shall be governed by and construed in accordance with the internal, substantive laws of the State of Texas applicable to agreements entered into and to be performed solely within such state without giving effect to the principles of conflict of laws thereof.

(b) CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ANY PROCEEDING ARISING UNDER OR RELATED IN ANY WAY TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER OR RELATED IN ANY WAY TO THE FOREGOING MAY ONLY BE INSTITUTED IN THE STATE OR FEDERAL COURTS OF THE STATE OF TEXAS AND EACH PARTY WAIVES ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING, AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH PROCEEDING. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON A PARTY HERETO BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 9.3.

(c) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER,

(B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7(c).

(d) In the event of a direct conflict between the provisions of this Agreement and (i) any provision of the Articles of Organization or (ii) any mandatory, non-waivable provision of the TBOC, such provision of the Articles of Organization or the TBOC shall control. If any provision of the TBOC provides that it may be varied or superseded in the agreement of a limited liability company (or otherwise by agreement of the members of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

(e) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

9.8 Binding Effect. Subject to the restrictions on Transfer set forth in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the Company and each Member and their respective heirs, permitted successors, permitted assigns, permitted distributees and legal representatives; and by their signatures hereto, the Company and each Member intends to and does hereby become bound. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective permitted successors and assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained. The rights under this Agreement may be assigned by a Member to a transferee of all or a portion of such Member’s Units Transferred in accordance with this Agreement (and shall be assigned to the extent this Agreement requires such assignment), but only to the extent of such Units so Transferred; it being understood that the assignment of any rights under this Agreement shall not constitute admission to the Company as a Member unless and until such transferee is duly admitted as a Member in accordance with this Agreement.

9.9 Severability. If any provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not invalidate the entire Agreement. Instead, such provision shall be deemed to be modified to the extent necessary to render it valid and enforceable and if no such modification shall render it valid and enforceable then the Agreement shall be construed as if not containing such provision.

9.10 Time of the Essence. Time is of the essence with respect to this Agreement.

9.11 No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.12 Counterparts. This Agreement may be executed in counterparts and all such counterparts shall be construed together to form a single document.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

The undersigned, being all of the Members of the Company, do hereby ratify, confirm and approve the adoption of this Agreement as the limited liability company agreement of the Company, and does hereby assume and agree to be bound by and to perform all of the terms and provisions set forth in this Agreement effective as of the date first written above.

CLASS A MEMBER: HIGH MESA HOLDINGS, LP, a Delaware limited partnership

By:	High Mesa Holdings GP, LLC, a Delaware limited liability company, its General Partner

By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle, President and Chief Executive Officer

CLASS B MEMBERS: HIGH MESA HOLDINGS, LP, a Delaware limited partnership

By:	High Mesa Holdings GP, LLC, a Delaware limited liability company, its General Partner

By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle, President and Chief Executive Officer

Signature Page to the Fifth Amended and Restated

Limited Liability Company Agreement of Alta Mesa Holdings GP, LLC

BCE-AMH HOLDINGS, LLC, a Delaware limited liability company

By: Its:	Bayou City Energy Management LLC Manager

By:	/s/ William W. McMullen
Name: William W. McMullen Title: Managing Partner

BCE-MESA HOLDINGS, LLC, a Delaware limited liability company

By: Its:	Bayou City Energy Management LLC Manager

By:	/s/ William W. McMullen
Name: William W. McMullen Title: Managing Partner

MEZZANINE PARTNERS II DELAWARE SUBSIDIARY, LLC a Delaware limited liability company

By: Its: By: Its: By:	HPS Mezzanine Partners II, LLC Investment manager HPS Investment Partners, LLC Sole and managing member /s/ Don Dimitrievich Name: Don Dimitrievich Title: Managing Director

Signature Page to the Fifth Amended and Restated

Limited Liability Company Agreement of Alta Mesa Holdings GP, LLC

OFFSHORE MEZZANINE PARTNERS MASTER FUND II, L.P.
a Delaware limited partnership

By:	HPS Mezzanine Partners II, LLC
Its:	Investment manager

By:	HPS Investment Partners, LLC
Its:	sole and managing member

By:	/s/ Don Dimitrievich
Name: Don Dimitrievich
Title: Managing Director

INSTITUTIONAL MEZZANINE PARTNERS II SUBSIDIARY, L.P.
a Delaware limited partnership

By:	HPS Mezzanine Partners II, LLC
Its:	Investment manager

By:	HPS Investment Partners, LLC
Its:	Sole and managing member

By:	/s/ Don Dimitrievich
Name: Don Dimitrievich
Title: Managing Director

AP MEZZANINE PARTNERS II, L.P.
a Delaware limited partnership

By:	HPS Mezzanine Partners II, LLC
Its:	Investment manager

By:	HPS Investment Partners, LLC
Its:	Sole and managing member

By:	/s/ Don Dimitrievich
Name: Don Dimitrievich
Title: Managing Director

Signature Page to the Fifth Amended and Restated

Limited Liability Company Agreement of Alta Mesa Holdings GP, LLC

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY a Wisconsin corporation

By:	HPS Investment Partners, LLC, pursuant to proxy

By:	/s/ Don Dimitrievich
Name: Don Dimitrievich
Title: Managing Director

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY FOR ITS GROUP ANNUITY SEPARATE ACCOUNT a Wisconsin corporation

By:	HPS Investment Partners, LLC, pursuant to proxy

By:	/s/ Don Dimitrievich
Name: Don Dimitrievich
Title: Managing Director

NORTHWESTERN MUTUAL CAPITAL STRATEGIC EQUITY FUND III, LP a Delaware limited partnership

By:	Northwestern Mutual Capital GP III, LLC
Its:	General Partner

By:	Northwestern Mutual Capital, LLC
Its:	Manager

By:	HPS Investment Partners, LLC, pursuant to proxy

By:	/s/ Don Dimitrievich
Name: Don Dimitrievich
Title: Managing Director

Signature Page to the Fifth Amended and Restated

Limited Liability Company Agreement of Alta Mesa Holdings GP, LLC

KCK-AMIH, LTD.

By:	HPS Investment Partners, LLC, as attorney in fact

By:	/s/ Don Dimitrievich
Name: Don Dimitrievich Title: Managing Director

UNITED INSURANCE COMPANY OF AMERICA an Illinois corporation

By:	HPS Investment Partners, LLC, as attorney in fact

By:	/s/ Don Dimitrievich
Name: Don Dimitrievich Title: Managing Director

JADE REAL ASSETS FUND, L.P. a Delaware limited partnership

By: Its: By:	HPS Investment Partners, LLC Investment Manager /s/ Don Dimitrievich Name: Don Dimitrievich Title: Managing Director

/s/ Michael E. Ellis MICHAEL E. ELLIS /s/ Harlan H. Chappelle HARLAN H. CHAPPELLE

Signature Page to the Fifth Amended and Restated

Limited Liability Company Agreement of Alta Mesa Holdings GP, LLC

EXHIBIT A

FIFTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ALTA MESA HOLDINGS GP, LLC

Company Information:

Name of Company:	Alta Mesa Holdings GP, LLC

Address of Company:	15021 Katy Freeway, Suite 400 Houston, Texas 77094

Registered Agent & Registered Office:	Harlan H. Chappelle 15021 Katy Freeway, Suite 400 Houston, Texas 77094

Class A Member Information:

Name of Class A Member:	High Mesa Holdings, LP, a Delaware limited partnership

Address:	15021 Katy Freeway, Suite 400 Houston, Texas 77094

Class A Membership Interest:	100%

Date Became Member:	August 16, 2017

Class B Member Information:

a.	Name:	High Mesa Holdings, LP, a Delaware limited partnership

	Address:	15021 Katy Freeway, Suite 400 Houston, Texas 77094

	Class B Membership Interest:	90%

	Date Became Member:	August 16, 2017

b.	Name:	BCE-AMH Holdings, LLC, a Delaware limited liability company

	Address:	1201 Louisiana Street, Suite 3308 Houston, Texas 77094 Attention: William W. McMullen

	Class B Membership Interest:	0.425%

	Date Became Member:	August 16, 2017

c.	Name:	BCE-MESA Holdings, LLC, a Delaware limited liability company

	Address:	1201 Louisiana Street, Suite 3308 Houston, Texas 77094 Attention: William W. McMullen

	Class B Membership Interest:	2.075%

	Date Became Member:	August 16, 2017

d.	Name:	Mezzanine Partners II Delaware Subsidiary, LLC, a Delaware limited liability company

	Address:	c/o HPS Investment Partners, LLC 40 West 57th Street, 33rd Floor New York, New York 10019 Attn: Faith Rosenfeld

	Class B Membership Interest:	.682%

	Date Became Member:	August 16, 2017

e.	Name:	Offshore Mezzanine Partners Master Fund II, L.P., a Delaware limited partnership

	Address:	c/o HPS Investment Partners, LLC 40 West 57th Street, 33rd Floor New York, New York 10019 Attn: Faith Rosenfeld

	Class B Membership Interest:	1.128%

	Date Became Member:	August 16, 2017

f.	Name:	Institutional Mezzanine Partners II Subsidiary, L.P., a Delaware limited partnership

	Address:	c/o HPS Investment Partners, LLC 40 West 57th Street, 33rd Floor New York, New York 10019 Attn: Faith Rosenfeld

	Class B Membership Interest:	0.121%

	Date Became Member:	August 16, 2017

g.	Name:	AP Mezzanine Partners II, L.P., a Delaware limited partnership

	Address:	c/o HPS Investment Partners, LLC 40 West 57th Street, 33rd Floor New York, New York 10019 Attn: Faith Rosenfeld

	Class B Membership Interest:	0.139%

	Date Became Member:	August 16, 2017

h.	Name:	The Northwestern Mutual Life Insurance Company, a Wisconsin corporation

	Address:	Attn: Securities Department 720 East Wisconsin Avenue Milwaukee, WI 53202

	Class B Membership Interest:	0.115%

	Date Became Member:	August 16, 2017

i.	Name:	The Northwestern Mutual Life Insurance Company, For Its Group Annuity Separate Account, a Wisconsin corporation

	Address:	Attn: Securities Department 720 East Wisconsin Avenue Milwaukee, WI 53202

	Class B Membership Interest:	0.014%

	Date Became Member:	August 16, 2017

j.	Name:	Northwestern Mutual Capital Strategic Equity Fund III, LP a Delaware limited partnership

	Address:	Attn: Securities Department 720 East Wisconsin Avenue Milwaukee, WI 53202

	Class B Membership Interest:	0.009%

	Date Became Member:	August 16, 2017

k.	Name:	KCK-AMIH, Ltd.

Address:

c/o Jeff Owens

DLA Piper LLP (US)

203 LaSalle Street

Chicago, IL 60601 USA

Attn: Steven Yentzer

DLA Piper LLP (US)

701 Fifth Avenue, Suite 7000

Seattle, WA 98104 USA

Attn: Alan H. Hammerman

2700 Patriot Blvd., Suite 170

Glenview, IL 60026

Attn: Nael Kassar

KCK, Ltd.

10 Ulster Terrace

London NW1 4PJ, England

	Class B Membership Interest:	0.214%

	Date Became Member:	August 16, 2017

l.	Name:	United Insurance Company of America, an Illinois corporation

	Address:	Attn: Nathan Harnetiaux c/o Kemper Corporation One East Wacker Drive, 9th Floor Chicago, IL 60601

	Class B Membership Interest:	0.014%

	Date Became Member:	August 16, 2017

m.	Name:	Jade Real Assets Fund, L.P.

	Address:	c/o HPS Investment Partners, LLC 40 West 57th Street, 33rd Floor New York, New York 10019 Attn: Faith Rosenfeld

	Class B Membership Interest:	0.065%

	Date Became Member:	August 16, 2017

n.	Name:	Harlan H. Chappelle

	Address:	15021 Katy Freeway, Suite 400 Houston, Texas 77094

	Class B Membership Interest:	2.5%

	Date Became Member:	August 16, 2017

o.	Name:	Michael E. Ellis

	Address:	15021 Katy Freeway, Suite 400 Houston, Texas 77094

	Class B Membership Interest:	2.5%

	Date Became Member:	August 16, 2017